Exhibit 99.1

FORM OF PROXY CARD

USMD INC.

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON             , 2011

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of USMD Inc., a Texas corporation, acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, dated            , 2011, and hereby constitutes and appoints John M. House and Christopher Dunleavy, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote, with the same force and effect as the undersigned, all shares of USMD Inc. common stock which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 6333 North State Highway 161, Suite 200, Irving, Texas 75038, on             , 2011, at             , local time, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

1. Proposal to approve and adopt the Contribution and Purchase Agreement, dated as of August 19, 2010, by and among USMD Holdings, Inc., USMD Inc., Urology Associates of North Texas, L.L.P. and UANT Ventures, L.L.P., and the transactions contemplated thereby, including the approval of the contribution by the USMD Inc. shareholders of all of the shares of USMD Inc. common stock:

☐	FOR

☐	AGAINST

☐	ABSTAIN

2. To vote upon other such matters that may legally come before the meeting or any adjournment or postponement thereof.

(Continued and to be signed on reverse side)

(Continued from other side)

If more than one of the proxies listed on the reverse side shall be present in person or by substitute at the meeting or any adjournment thereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE CONTRIBUTION AGREEMENT.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

Dated:

Signature

(Signature if held jointly)

Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. If you do attend, you may revoke your proxy and vote in person if you so desire.